Strengthening our Middle Tennessee Banking Franchise January 24, 2020 Exhibit 99.2

Disclaimer Terminology The terms “we,” “our,” “us,” “the Company,” “CSTR” and “CapStar” that appear in this presentation refer to CapStar Financial Holdings, Inc. and its wholly-owned subsidiary, CapStar Bank. The terms “CapStar Bank,” “the bank” and “our bank” that appear in this presentation refer to CapStar Bank. Contents of Presentation Except as is otherwise expressly stated in this presentation, the contents of this presentation are presented as of the date on the front cover of this presentation. Market Data Market data used in this presentation has been obtained from government and independent industry sources and publications available to the public, sometimes with a subscription fee, as well as from research reports prepared for other purposes. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. CSTR did not commission the preparation of any of the sources or publications referred to in this presentation. CSTR has not independently verified the data obtained from these sources, and, although CSTR believes such data to be reliable as of the dates presented, it could prove to be inaccurate. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements in this presentation. Non-GAAP Disclaimer This presentation includes the following financial measures that have been prepared other than in accordance with generally accepted accounting principles in the United States (“non-GAAP financial measures”): pre-tax, pre-provision net income, pre-tax, pre-provision return on average assets, tangible equity, tangible common equity, tangible assets, return on average tangible equity, return on average tangible common equity, book value per share (as adjusted), tangible book value per share (as reported and as adjusted), tangible equity to tangible assets, tangible common equity to tangible assets and adjusted shares outstanding at end of period. CSTR non-GAAP financial measures (i) provide useful information to management and investors that is supplementary to its financial condition, results of operations and cash flows computed in accordance with GAAP, (ii) enable a more complete understanding of factors and trends affecting the Company’s business, and (iii) allow investors to evaluate the Company’s performance in a manner similar to management, the financial services industry, bank stock analysts and bank regulators; however, CSTR acknowledges that its non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. See the Appendix to this presentation for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward Looking Statements This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include: management plans relating to the proposed transactions; the expected timing of the completion of the proposed transactions; the ability to complete the proposed transactions; the ability to obtain the required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future operations, products or services, including the execution of integration plans relating to the proposed transactions; any statements of expectation or belief; projections related to certain financial metrics or other benefits of the proposed transactions; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “seek,” “plan,” “will,” “would,” “target,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or negatives of these words. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond the control of CapStar Financial Holdings, Inc. (“CapStar”). Because forward-looking statements are by their nature, to different degrees, uncertain and subject to assumptions, actual results or future events could differ, possibly materially, from those that CapStar anticipated in its forward-looking statements, and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in CapStar’s Annual Report on Form 10-K for the year ended December 31, 2018 and those disclosed in CapStar’s other periodic reports filed with the Securities and Exchange Commission (the “SEC”), as well as the possibility that expected benefits of the proposed transaction may not materialize in the time frame expected or at all, or may be more costly to achieve; the proposed transactions may not be timely completed, if at all; that prior to the completion of the proposed transactions or thereafter, CapStar’s, FCB Corporation’s (“FCB”) and The Bank of Waynesboro’s (“BOW”) respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies related to the proposed transactions; that required regulatory, shareholder or other approvals are not obtained or other customary closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ shareholders, customers, employees or other constituents to the proposed transaction; and diversion of management time on merger-related matters. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed transactions. While the list of factors presented here is, and the list of factors presented in the registration statement on Form S-4 will be, considered representative, no such lists should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. For any forward-looking statements made in this communication or in any documents, CapStar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.   Forward-looking statements speak only as of the date they are made. CapStar does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.   Important Additional Information and Where to Find It  In connection with the proposed transactions, CapStar will file with the SEC a registration statement on Form S-4 to register the shares of CapStar’s common stock to be issued in connection with the proposed transactions. The registration statement will include a proxy statements/prospectus, which will be sent to the shareholders of FCB and BOW seeking their approval of the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENTS/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT CAPSTAR, FCB, BOW AND THE PROPOSED TRANSACTIONS.   When filed, this document and other documents relating to the proposed transactions filed by CapStar with the SEC can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing CapStar’s website at https://ir.capstarbank.com/ under the tab “Financials & Filings.” Alternatively, these documents, when available, can be obtained free of charge from CapStar upon written request to CapStar Financials Holding, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations or by calling (615) 732-6455. Safe Harbor Statements

Transaction Rationale



Clarksville
Paris
Nashville
Cookeville
Morristown
Knoxville
Murfreesboro
Crossville
Brownsville
Jackson
Columbia
Shelbyville
McMinnville
Maryville
Lawrenceburg
Chattanooga
CapStar (13)
CapStar Knoxville Expansion
FCB Corp. (9)

Strategic Rationale

- Addition of two high-performing banking institutions, each with 115+ year histories
- Expands local banking efforts in dynamic Middle Tennessee providing access into fast-growing Rutherford County
- Strengthens funding capabilities and liquidity profile
- Improves loan granularity and yield
- Creates additional scale allowing for larger relationships, diversify risks, and increase shareholder liquidity
- Attractively priced at 12.6x LTM earnings and 139% of TBV

Financially Attractive

- Key Financial Impacts:
  - 4.6% tangible book value dilution
  - ~5% EPS accretion in 2020
  - ~14% EPS accretion in 2021
  - <3 year tangible book value earnback
- Accretive to NIM, efficiency ratio, and ROA

CAPSTAR FINANCIAL HOLDINGS, INC.
4

Transaction Summary

Buyer	❖ CapStar Financial Holdings, Inc. (“CapStar” or “CSTR”)
Seller	❖ FCB Corporation (“FCB”), which owns 100% of The First National Bank of Manchester (“FNBM”) and 50.6% of The Bank of Waynesboro (“BOW”) ❖ CSTR is also purchasing the remaining 49.4% minority ownership stake in BOW
Aggregate Consideration	❖ 3,634,218 CSTR shares and $26.4 million in cash consideration ❖ Consideration mix: 69.0% Stock / 31.0% Cash (1)
Transaction Value (2)	❖ Calculated aggregate transaction value of $85.1 million
Pro Forma Ownership	❖ CapStar: 83.5% ❖ FCB and BOW minority owners: 16.5%
Board Representation	❖ CapStar to add one (1) FCB, FNBM or BOW director to its Board
Required Approvals	❖ Customary regulatory and board approvals ❖ Shareholder approvals for FCB and BOW
Expected Closing	❖ Anticipated closing late 2nd quarter / early 3rd quarter of 2020

(1) Assumes the CSTR closing price per share of $16.15 as of January 22, 2020
(2) Based on the Aggregate Consideration of 3,634,218 CSTR shares plus $26.4 million in cash and the CSTR closing price of $16.15 as of January 22, 2020

CAPSTAR FINANCIAL HOLDINGS, INC. 5

Overview of FCB, FNB Manchester, & Waynesboro Company Overview Pro Forma Branch Footprint Bank level financials; combined balance shown as simple summation NPAs / Assets defined as (Nonaccrual Loans + OREO) / Total Assets County deposit market information as of 6/30/2019; Weighted average presented on a County level Source: S&P Global Market Intelligence; Financial data as of September 30, 2019 and December 31, 2019 where available FNBM headquartered in Manchester, TN BOW headquartered in Waynesboro, TN 9 branches across Middle Tennessee Company Detail Balance Sheet Position (EOP) Capital and Credit Annualized Profitability Metrics Wayne County Lawrence County Rutherford County Cannon County Coffee County CapStar (13) Knoxville (1) FCB Corp. (9) The First National Bank of Manchester FCB Corporation Market Demographics by County (3) The Bank of Waynesboro

The proposed transaction will create a ~$2.5 billion asset pro forma financial services franchise with enhanced profitability that is well-capitalized to support future organic and acquisitive growth Meaningful Presence in Key Tennessee Markets Deposit Market Share - Tennessee Pro Forma Tennessee Market Position (1) Source: S&P Global Market Intelligence; Deposit data as of June 30, 2019 presented pro forma for pending or recently completed transactions Banks and thrifts headquartered in Tennessee with total assets $1 billion - $10 billion; financial data as of or for the quarter or twelve months ended September 30, 2019 Pro forma CapStar ROAA based on estimated 2021 information and fully phased-in cost savings

High Performing Community Banking Franchises

- Diversifies concentrations across industry and geography
- Greater scale will accelerate improvements in efficiency and profitability

MRQ ROAA (%)



1.43
1.39
1.05
FNBM
BOW
TN Community Bank Peers (2)

MRQ ROATCE (%)



10.98
10.57
9.39
FNBM
BOW
TN Community Bank Peers (2)

Pro Forma Loan Composition

Key

- Construction
- Residential R.E.
- Non Owner-Occ. R.E.
- Commercial & Industrial
- Consumer Loans
- Owner Occ. R.E.
- Other

CSTR – 4Q19



2.7%
10.1%
2.0%
12.1%
18.0%
27.8%
27.3%

Loans & Leases HFI: $1,420 mm
Yield on Loans: 5.24%

FNBM – 4Q19



1.8%
6.8%
8.9%
20.2%
10.2%
16.7%
35.3%

Loans & Leases HFI: $202 mm
Yield on Loans: 6.01%

BOW – 4Q19



3.6%
7.7%
16.6%
29.0%
18.5%
14.6%
10.0%

Loans & Leases HFI: $119 mm
Yield on Loans: 6.54%

Combined (1)



2.7%
11.1%
3.7%
12.1%
20.8%
24.5%
25.2%

Loans & Leases HFI: $1,742 mm
Yield on Loans: 5.42%

(1) Combined; excludes any potential purchase accounting adjustments
(2) Tennessee community bank peers includes Tennessee headquartered banks and thrifts with total assets between $150 million and $300 million
Source: S&P Global Market Intelligence; Financial data as of September 30, 2019 and December 31, 2019 where available
Note: Bank of Waynesboro and First National Bank of Manchester bank level data

CAPSTAR FINANCIAL HOLDINGS, INC.

8

Attractive Funding Profile

- High quality deposit franchise with a substantially lower cost of deposits on a MRQ basis
  - Acquisition improves CapStar's MRQ cost of deposits 9 bps on a combined basis
- Reduces proportion of higher-cost Jumbo time deposits by ~82 bps
- Pro forma liquidity profile well-positioned to support future growth

MRQ Cost of Total Deposits (%)



% non IB Deposits
18.0
22.7%
21.3%
18.8%
18.2%
9 basis point improvement
1.27
0.83
0.76
1.18
1.14
CSTR
FNBM
BOW
Pro Forma
TN Peers (1)

Pro Forma Deposit Composition



Key
Non-interest Bearing
Transaction Accounts
MMDA & Savings
Time < $100k
Time > $100k
CSTR – 4Q19
4.2%
13.3%
18.0%
29.3%
35.1%
FNBM – 4Q19
25.2%
22.7%
13.0%
16.4%
22.8%
BOW – 4Q19
20.5%
21.3%
14.6%
4.3%
39.4%
Combined (2)
6.0%
15.2%
18.8%
28.5%
31.5%

CSTR – 4Q19	FNBM – 4Q19	BOW – 4Q19	Combined (2)
Total Deposits: $1,729 mm	Total Deposits: $252 mm	Total Deposits: $151 mm	Total Deposits: $2,133 mm
Cost of Total Deposits: 1.27%	Cost of Total Deposits: 0.83%	Cost of Total Deposits: 0.76%	Cost of Total Deposits: 1.18%
Gross Loans / Deposits: 82.0%	Gross Loans / Deposits: 80.3%	Gross Loans / Deposits: 78.9%	Gross Loans / Deposits: 81.6%

Source: S&P Global Market Intelligence; Financial data as of September 30, 2019 and December 31, 2019, where available
Note: Bank of Waynesboro and First National Bank of Manchester bank level data
(1) Banks and thrifts headquartered in Tennessee with total assets $1 billion - $10 billion
(2) Combined, excludes any potential purchase accounting adjustments

CAPSTAR FINANCIAL HOLDINGS, INC. 9

Transaction Multiples and Key Assumptions Assumes the CSTR closing price per share of $16.15 as of January 22, 2020 Core deposits defined as total deposits less time deposits > $100,000 Transaction Multiples (1) Cost Savings One-time Transaction Costs Core Deposit Intangible Tax Rate Purchase Accounting / Fair Value Marks 12.6x LTM Net Income 139% Tangible Common Equity Core deposit premium of 7.8% (2) Pre-tax cost savings of approximately 25% of consolidated non-interest expense Phased-in at approximately 25% in 2020; 100% thereafter $7.1 million of total pre-tax costs Fully accounted for in pro forma TBV computation 1.92% core deposit intangible on non-time deposits Amortized sum-of-years digits over 10 years 21% effective tax rate on transaction adjustments Gross credit mark on loans and ORE of ($4.1) million Loan interest rate write-up of $1.1 million Other purchase accounting FMV adjustments equate to a net write-up of $2.1 million

Estimated Pro Forma Financial Impact

EPS Accretion [1]


~14%
~5%
2020
2021

Tangible Book Value per Share

- 4.6% TBVPS dilution at close
  - Fully accounts for one-time deal costs
- <3 yr earnback using the cross-over method


CSTR
Pro Forma
< 3 Years

Returns


> 20%
~1.13%
~1.25%
IRR
2021e ROAA
CSTR Stand-alone
Pro Forma

12/31/19 Loans


+22%
~$1.4Bn
~$1.7Bn
CSTR Stand-alone
Combined

12/31/19 Deposits


+23%
~$1.7bn
~$2.1bn
CSTR Stand-alone
Combined

Pro Forma Capital Position


CSTR
Pro Forma
~12.1%
~11.2%
~14.3%
~13.7%
TCE / TA
TRBC Ratio
At Close

(1) Accretion based upon analyst consensus estimates as of January 22, 2020; Excludes one-time merger related transaction expenses
Source: S&P Global Market Intelligence; FACTSET

CAPSTAR FINANCIAL HOLDINGS, INC. 11

Summary Addition of two high-performing institutions that accelerates the vision of becoming a leading regional financial services provider Logical, expansion in dynamic Middle Tennessee complementing CapStar’s existing Nashville and Eastern Tennessee footprint Strengthens funding capabilities, diversifies loan portfolio, and provides scale allowing for larger relationships and improved shareholder liquidity Low-risk transaction given management continuity, proven credit risk management and comprehensive due diligence process Financially compelling transaction, resulting in double-digit earnings accretion, manageable tangible book value dilution and earnback, and a strong pro forma capital position